115760019
323668517
Home Eq
Ameriquest
9/13/2005 48
TN
$91,500.00
$76,405.05
Drive-By BPO
N 7.64% $0.00
115786519
323691485
Home Eq
Ameriquest
9/13/2005 48
MO
$254,500.00
$329,808.16
Drive-By
Appraisal
N -22.87% $0.00
REO Report
Date: 11/22/2005 12:29:03 PM Deal Number: SAIL 2005-HE2 Report As of: 10/30/2005
Contact Us:
T: 718-858-6050
E: info@rmgglobal.com
W: www.rmgglobal.com
Investor Ln
Nbr
Loan Number
Servicer Name
Originator
Tfr Dt
Listed Dt
Days in
Inventory
State
CV
UPB
Val Dt
Val Meth
Eviction
Required
Evict Start Dt
Evict Cmp Dt
Days in
Eviction
State Avg
Insurance
In Place
BPO Var. %
EXPENSES
Actual
Projected
List Price
Sales Price
Contract Date Closing Date
Page 1 of 1 (2 records returned)
REO Report
Date: 11/22/2005 12:29:03 PM Deal Number: SAIL 2005-HE2 Report As of: 10/30/2005
Contact Us:
T: 718-858-6050
E: info@rmgglobal.com
W: www.rmgglobal.com
Investor Ln
Nbr
Loan Number
Servicer Name
Originator
Tfr Dt
Listed Dt
Days in
Inventory
State
CV
UPB
Val Dt
Val Meth
Eviction
Required
Evict Start Dt
Evict Cmp Dt
Days in
Eviction
State Avg
Insurance
In Place
BPO Var. %
EXPENSES
Actual
Projected
List Price
Sales Price
Contract Date Closing Date
Page 1 of 1 (2 records returned)